EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE AND FINANCIAL OFFICERS
PURSUANT TO U.S.C. SEC. 1350

Each of the undersigned officers of Artemis Therapeutics, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge:

(i)
That the Quarterly Report for the fiscal quarter ended June 30, 2018 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2018	/s/ Brian Culley
By: Brian Culley, Chief Executive Officer (Principal Executive Officer)

Date: August 14, 2018	/s/ Chanan Morris
By: Chanan Morris, Chief Financial Officer (Principal Financial and Accounting Officer)